UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 1, 2007
VCA ANTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16783	95-4097995
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
12401 West Olympic Boulevard
Los Angeles, California 90064-1022
(Address of Principal Executive Offices, Zip Code)
(310) 571-6500
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
Second Amendment to Credit and Guaranty Agreement
Press Release

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
     On June 1, 2007, VCA Antech, Inc. (“VCA Antech”), amended its senior credit facility pursuant to that certain Second Amendment to Credit and Guaranty Agreement, dated as of June 1, 2007 (the “Second Amendment”), by and among Vicar Operating, Inc., VCA Antech, Inc., certain subsidiaries of Vicar Operating, Inc. as guarantors, various lenders from time to time party thereto, Goldman Sachs Credit Partners, L.P., as joint lead arranger and sole syndication agent, and Wells Fargo Bank, N.A., as joint lead arranger and administrative agent, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1. Pursuant to the Second Amendment VCA Antech will issue an additional $160 million senior term notes, the proceeds of which will be used to fund the acquisition of Healthy Pet Corp.
ITEM 8.01 OTHER EVENTS
     Reference is made to the press release of VCA Antech, Inc. issued on June 1, 2007, which is incorporated herein by reference. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Second Amendment to Credit and Guaranty Agreement, dated as of June 1, 2007, by and among Vicar Operating, Inc., VCA Antech, Inc., certain subsidiaries of Vicar Operating, Inc. as guarantors, various lenders from time to time party thereto, Goldman Sachs Credit Partners, L.P., as joint lead arranger and sole syndication agent, and Wells Fargo Bank, N.A., as joint lead arranger and administrative agent.

99.1	Press Release issued by VCA Antech, Inc., on June 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 1, 2007	VCA ANTECH, INC.

	By:	/s/ Tomas W. Fuller

	Name:	Tomas W. Fuller
	Title:	Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Second Amendment to Credit and Guaranty Agreement, dated as of June 1, 2007, by and among Vicar Operating, Inc., VCA Antech, Inc., certain subsidiaries of Vicar Operating, Inc. as guarantors, various lenders from time to time party thereto, Goldman Sachs Credit Partners, L.P., as joint lead arranger and sole syndication agent, and Wells Fargo Bank,
N.A., as joint lead arranger and administrative agent.

99.1	Press Release issued by VCA Antech, Inc., on June 1, 2007.